Exhibit 99.1

 Analog Devices Increases Quarterly Cash Dividend and Share Repurchase Program

        Board of Directors increases quarterly cash dividend to $0.18 per share and adds $1 billion to share repurchase program

     NORWOOD, Mass.--(BUSINESS WIRE)--Dec. 7, 2006--Analog Devices, Inc. (NYSE:
ADI) today announced that the Board of Directors increased the Company's quarterly dividend to $0.18 per outstanding share of common stock, commencing with the expected dividend payable in March 2007. Quarterly dividends will continue at $0.18 per share, subject to declaration or change by the Board. As previously announced, the Company will pay a quarterly dividend of $0.16 per share on December 13, 2006.

     Also today, the Board authorized the repurchase of an additional $1 billion of ADI common stock. This authorization brings the total amount available under the Company's repurchase program to $3 billion, of which approximately $1.3 billion remains available for the purchase of ADI common stock. Under the program, the Company may repurchase shares from time to time on the open market or in privately negotiated transactions. ADI management will determine the timing and amount of shares repurchased.

     "During the past three fiscal years, ADI has paid $395 million in cash dividends and repurchased approximately 14% of the shares outstanding for $1.7 billion," said Ray Stata, Chairman of the Board. "Today's announcements demonstrate our continued commitment to use the Company's excellent cash flow for the benefit of our shareholders."

     About Analog Devices

     Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Celebrating 40 years as a leading global manufacturer of high-performance integrated circuits used in analog and digital signal processing applications, Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is listed on the New York Stock Exchange under the ticker "ADI" and is included in the S&P 500 Index.

     Safe harbor statement under the Private Securities Litigation Reform Act of 1995:

     This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected quarterly dividends and share repurchases that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about Analog Devices and the industry and markets in which we operate. The statements contained in this release are not guarantees of future performance, are inherently uncertain, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices' expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effects of adverse changes in overall economic conditions, currency exchange rate fluctuations, the timing and duration of market upturns and downturns, the growth or contraction of the markets we serve, demand for semiconductors generally and for our products in particular, the risk that our backlog could decline significantly, adverse results in various litigation matters, our ability to hire engineers, salespeople and other qualified employees needed to meet the expected demands of our customers, reversals or slowdowns in the markets or customers served by our products, the adverse effects of building inventories to meet planned growth that fails to materialize, the occurrence and frequency of inventory and lead-time reduction cycles, raw material availability, availability of both internal and external manufacturing capacity, technological and product development risks, competitors' actions and technological innovations, and other risk factors described in our most recent Form 10-K, as filed with the Securities and Exchange Commission.


     CONTACT: Analog Devices
              Maria Tagliaferro, 781-461-3282
              Director of Corporate Communications
              investor.relations@analog.com